UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 17, 2011

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (847) 597-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s annual meeting of stockholders held on May 17, 2011, the following matters were submitted to and approved by a vote of the Company’s Stockholders:

(1)	The election of one director for a three-year term ending at the annual meeting of Stockholders to be held in 2014 or until his successor is duly elected and qualified:

Directors	Votes For	Votes Withheld
Robert Merritt	19,845,278	196,151

(2)	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2011.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,973,326	183,358	9,068	-0-

Of the 51.7 million shares eligible to vote as of the March 28, 2011, record date, more than 34.2 million votes, or approximately 66% of the total shares outstanding, were represented at the meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: May 20, 2011
/s/ William Koziel
Name: William Koziel
Title: Chief Financial Officer